EXHIBIT 11.0


                       COMPUTATION OF EARNINGS PER SHARE
              (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                               -----------------------------   -----------------------------
                                               MAY 31, 1997    JUNE 1, 1996     MAY 31, 1997   JUNE 1, 1996
                                               -------------   -------------   -------------   -------------
PRIMARY:
  Weighted average common shares outstanding           5,278           5,556           5,504           4,660
  Weighted average common equivalent shares
      outstanding                                         62             211             119             209
                                               -------------   -------------   -------------   -------------
  Total                                                5,340           5,767           5,623           4,869
                                               =============   =============   =============   =============


  Net Income                                   $       2,777   $       2,526   $       4,381   $       3,971
  Per share amount                             $        0.52   $        0.44   $        0.78   $        0.82


FULLY DILUTED:
  Weighted average common shares outstanding           5,278           5,556           5,504           4,660
  Weighted average common equivalent shares
      outstanding                                         62             211             119             209
                                               -------------   -------------   -------------   -------------
  Total                                                5,340           5,767           5,623           4,869
                                               =============   =============   =============   =============


  Net Income                                   $       2,777   $       2,526   $       4,381   $       3,971
  Per share amount                             $        0.52   $        0.44   $        0.78   $        0.82





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